                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 30, 2003

                                Webtronics, Inc.
             (Exact name of registrant as specified in its charter)


Delaware                                333-63474           65-110840
(State or other jurisdiction            (Commission         IRS Employer
of incorporation or organization)       File Number)        Identification No.)

                         420 Lexington Avenue, Suite 601
                            New York, New York 10170
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (212) 672-9190

          (Former name or former address, if changed since last report)

Item 1 Changes in Control of Registrant

            On March 10, 2003, as amended on April 4, 2003, we entered into a merger agreement with Callisto Research Labs, LLC (formerly known as Callisto Pharmaceuticals, Inc.), or Callisto Research and Synergy Pharmaceuticals, Inc., or Synergy, an unaffiliated company under which Callisto Research and Synergy agreed to merge in a stock for stock transaction and each become our subsidiaries. On April 30, 2003 the merger closed. In addition it is anticipated that we will change our name from Webtronics, Inc. to Callisto Pharmaceuticals, Inc. and re-domesticate from Florida to Delaware by merging into a wholly-owned subsidiary (the "Webtronics Merger").

            Pursuant to the merger agreement we issued 17,318,994 shares of our common stock to holders of Callisto Research common stock and 4,395,684 shares to holders of Synergy common stock in exchange for outstanding Callisto Research and Synergy common stock. As a result of the merger there is a total of approximately 23,217,578 of our shares outstanding.

            Pursuant to the merger agreement, upon the closing of the Webtronics Merger, it is expected that four of our directors will be nominated to our Board by the former Callisto Research stockholders and three of our directors will be nominated to our Board by the former Synergy stockholders. It is anticipated that Gabriel M. Cerrone and Christoph Bruening will be two of the Callisto Research directors. It is anticipated that the Synergy directors will be Donald
H. Picker, Ph.D., Edwin Snape and Albert J. Henry.

            Pursuant to the merger agreement we assumed the obligations of Callisto Research with respect to Callisto Research's outstanding 3,510,560 stock options and the stock option plan under which Callisto Research had granted 2,563,055 of these stock options. The remaining stock options are non-plan options.

            Exhibit 99.1 to this Report is a descriptive memorandum of Webtronics, Inc. and its business.

Item 2 Acquisition or Disposition of Assets.

            See Item 1 above for a description of the material terms of the merger agreement under which Callisto Research and Synergy became our subsidiaries.

            The terms of the merger agreement, including the relative number of our shares to be issued in the merger to the holders of Callisto Research and Synergy capital stock was determined by arms length negotiation between management of Callisto Research (which until the merger controlled Webtronics) and Synergy. We intend to continue utilizing the assets of Callisto Research and Synergy in their respective efforts to develop pharmaceutical products.

            Pursuant to the merger agreement we also assumed the obligations of Callisto Research with respect to Callisto Research's outstanding 3,510,560 stock options and the stock option plan under which Callisto Research had granted 2,563,055 of these stock options. The remaining stock options are non-plan options.

Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits.

            (a) Financial Statements

                 (a)(1) Financial Statements of Callisto Research Labs, LLC
                        (formerly known as Callisto Pharmaceuticals, Inc.)

                        Audited Financial Statements for the years ended December 31, 2001 and 2002.

                 (a)(2) Financial Statements of Synergy Pharmaceuticals Inc.

                        Audited Consolidated Financial Statements for the years ended March 31, 2001 and 2002

                        Unaudited Financial Statements for the nine months ended December 31, 2001 and 2002

            (b) Pro Forma Financial Statements of Webtronics, Inc.

                        Pro Forma Balance Sheet as of December 31, 2002

                        Pro Forma Statement of Operations for the year ended December 31, 2002

            (c) Exhibits

Exhibit No.     Description
-----------     -----------

2.1            Agreement and Plan of Merger dated March 10, 2003*
2.2            Amendment to Agreement and Plan of Merger dated April 4, 2003.
4.1            Stock Option Plan
99.1           Descriptive Memorandum of Webtronics, Inc.

               * Incorporated by reference to Exhibit 2.1 of Form 8-K filed March 19, 2003.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Dated: May 15, 2003


                                           WEBTRONICS, INC.



                                           By: /s/ Christoph Bruening
                                               --------------------------------
                                               Christoph Bruening
                                               President

Item 7.                  CALLISTO PHARMACEUTICALS, INC.
                          (A Development Stage Company)


                           DECEMBER 31, 2002 AND 2001





                                    CONTENTS

                                                                      PAGE

Independent auditors' report                                           F-1


Financial statements:

      Balance sheets                                                   F-2

      Statements of operations                                         F-3

      Statements of shareholders' equity (deficiency)                  F-4

      Statements of cash flows                                         F-5


Notes to financial statements                                       F-6--F-12

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders
Callisto Pharmaceuticals, Inc.


We have audited the accompanying balance sheets of Callisto Pharmaceuticals, Inc. (a development stage company) as of December 31, 2002 and 2001, and the related statements of operations, shareholders' equity, and cash flows for the two years then ended, and for the period from June 5, 1996 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Callisto Pharmaceuticals, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the two years then ended, and from June 5, 1996 (inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States.





ARTHUR YORKES & COMPANY LLP
New York, New York
March 7, 2003

                         CALLISTO PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                  DECEMBER 31,

                                                                               2002                  2001
                                                                            -----------           -----------
                                      ASSETS
Current assets:
      Cash                                                                  $ 2,223,462           $ 3,627,479
      Prepaid expenses                                                           28,456                19,660
                                                                            -----------           -----------

                                                                              2,251,918             3,647,139
                                                                            -----------           -----------

Fixed assets (net of accumulated depreciation of
  $10,394 and $3,616 in 2002 and 2001, respectively)                             19,781                 4,530
                                                                            -----------           -----------

Other assets:
      Patent costs (net of accumulated amortization of
        $226,273 and $157,933 in 2002 and 2001, respectively)                   461,961               520,567
      Investment in subsidiaries                                                400,000                     -
                                                                            -----------           -----------

                                                                                861,961               520,567
                                                                            -----------           -----------

                                                                            $ 3,133,660           $ 4,172,236
                                                                            ===========           ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
      Miscellaneous liabilities                                             $   443,266           $   138,602
                                                                            -----------           -----------

Shareholders' equity (deficit):  (Note 7 & 8)
      Preferred stock $.0001 par value 10,000,000 shares
        authorized, 4,235,299 issued and outstanding
        (liquidation preference $6,061,050)                                         423                   423
      Common stock:  $.0001 par value authorized 60,000,000
        shares, 13,083,695 issued and outstanding                                 1,307                 1,307
      Additional paid-in-capital                                              9,753,631             9,753,631
      Deficit accumulated during the development stage                       (7,064,967)           (5,721,727)
                                                                            -----------           -----------

                                                                              2,690,394             4,033,634
                                                                            -----------           -----------

                                                                            $ 3,133,660           $ 4,172,236
                                                                            ===========           ===========


                       See notes to financial statements.

                         CALLISTO PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                        FOR THE YEARS ENDED DECEMBER 31,

                                                                                          June 5, 1996
                                                                                         (Inception) to
                                                                                           December 31,
                                                       2002              2001                  2002
                                                   -----------       -----------         --------------
Expenses:
      Officers' salary                           $   102,885         $   200,000         $ 1,145,963
      Other salaries                                 236,604             217,074             752,980
      Payroll tax expense                             21,685              25,810             114,724
      Accounting and legal expenses                  332,852             224,563             834,632
      Amortization and depreciation                   75,118              65,447             236,707
      Automobile expenses                                  -                   -              27,970
      Consulting fees                                 12,566              57,559             721,084
      Donations                                        2,000               2,698               4,698
      Insurance                                       37,100              23,140             129,104
      Forgiveness of debt                                  -                  --              91,770
      General and administrative expenses              3,147               5,129              12,291
      Interest expense                                     -               2,230               2,230
      License access fees                                  -              15,000              29,876
      Office expenses                                 11,819              12,387              64,469
      Outside services                                     -                   -             908,303
      Meals and entertainment                          6,982              18,365              25,347
      Public and investor relations                    2,805              31,344              37,089
      Rent                                            51,856              30,659             119,822
      Reimbursed expenses                             24,989              24,959              65,849
      Telephone and web hosting expense               18,981              38,940              78,671
      Travel expenses                                 34,316             103,431             251,260
      Research and development                       388,545             362,897           1,707,872
                                                 -----------         -----------         -----------

                                                  (1,364,250)         (1,461,632)         (7,362,711)
Other income (loss):
      Interest and dividend income                    34,496             182,404             456,832
      Unrealized loss on investment                        -                   -             (30,986)
      Realized loss on investment                          -             (91,624)            (91,624)
      Local taxes                                    (13,487)            (11,863)            (36,478)
                                                 -----------         -----------         -----------

Net loss                                          (1,343,241)         (1,382,715)        $(7,064,967)
                                                                                         ===========

Retained earning (deficit), beginning             (5,721,727)         (4,339,012)
                                                 -----------         -----------

Retained earnings (deficit), ending              $(7,064,968)        $(5,721,727)
                                                 ===========         ===========

                       See notes to financial statements.

                         CALLISTO PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                 STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIENCY)

                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001




                                     Preferred Stock                  Common stock
                               ---------------------------     ---------------------------     Additional
                                 Shares                          Shares                          Paid-in
                                 Issued         Par Value        Issued         Par Value        Capital         Deficit
                               -----------     -----------     -----------     -----------     -----------     -----------


Balance, December 31, 2000       4,235,299     $       423      13,083,695     $     1,307     $ 9,753,631     $(4,339,012)


Net loss for the year                    -               -               -               -               -      (1,382,715)
                               -----------     -----------     -----------     -----------     -----------     -----------


Balance, December 31, 2001       4,235,299             423      13,083,695           1,307       9,753,631      (5,721,727)


Net loss for the year                    -               -               -               -               -      (1,343,240)
                               -----------     -----------     -----------     -----------     -----------     -----------

Balance, December 31, 2002       4,235,299     $       423      13,083,695     $     1,307     $ 9,753,631     $(7,064,967)
                               ===========     ===========     ===========     ===========     ===========     ===========






                       See notes to financial statements.

                         CALLISTO PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                        FOR THE YEARS ENDED DECEMBER 31,



                                                                                                         June 5, 1996
                                                                                                         (Inception) to
                                                                                                           December 31,
                                                                  2002                  2001                  2002
                                                              -----------           -----------           -----------

Cash flows from operating activities:
      Net loss                                                $(1,343,240)          $(1,382,715)          $(7,064,967)
                                                              -----------           -----------           -----------
      Adjustments to reconcile net loss to
        net cash used in operating activities:
            Depreciation and amortization                          75,118                65,447               236,667
            Unrealized loss on investment                               -                     -                30,986
            Common and preferred stock
              issued for services                                       -                     -                91,667
            Increase in prepaid and other receivable               (8,796)              (19,266)              (27,156)
            Increase in miscellaneous liabilities                 304,663                81,685               669,611
                                                              -----------           -----------           -----------
                  Total adjustments                               370,985               127,866             1,001,775
                                                              -----------           -----------           -----------

            Net cash used in operating activities                (972,255)           (1,254,849)           (6,063,192)
                                                              -----------           -----------           -----------

Cash flows from investing activities:
      Patent costs                                                 (9,733)              (90,505)             (688,234)
      Acquisition of furniture and fixtures                       (22,029)                    -               (30,175)
      Investment in subsidiaries                                 (400,000)               24,900              (400,100)
      Investment in marketable securities                               -               729,752               (30,986)
                                                              -----------           -----------           -----------

            Net cash provided by
              (used in) investing activities                     (431,762)              664,147            (1,149,495)
                                                              -----------           -----------           -----------

Cash flows from financing activities:
      Issuance of common and preferred stock                            -                     -             9,436,149
                                                              -----------           -----------           -----------


Net (decrease) increase in cash and cash equivalents           (1,404,017)             (590,702)            2,223,462

Cash and cash equivalent at beginning of year                   2,627,479             4,218,181                     -
                                                              -----------           -----------           -----------

Cash and cash equivalent at end of year                       $ 2,223,462           $ 3,627,479           $ 2,223,462
                                                              ===========           ===========           ===========


Supplementary disclosure of cash flows information:
      Cash paid for taxes                                     $     4,067           $    24,324           $    19,294
                                                              ===========           ===========           ===========



                       See notes to financial statements.

                         CALLISTO PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001





1.    Summary of significant accounting policies:

      Business activity:

      Callisto Pharmaceuticals, Inc. (the Company) is a market-driven biopharmaceutical company focused on the development of innovative products for the diagnosis and treatment of infectious disease and their immunological complications. The Company believes its multidisciplinary approach will lead to diagnostic and therapeutic products targeting markets with limited competition and unmet clinical needs. The Company is currently engaged primarily in research and development operations.

      Patents and Research and Development Costs:

      The Company capitalizes the cost of acquiring patents on its products and the cost of patents obtained through acquisition. Patents are being amortized on a straight-line basis over the estimated useful life of the patent, generally ten years. The Company charges all research and development costs to expense as incurred.

      Cash and cash equivalents:

      For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

      Estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         CALLISTO PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001





2.    Investment in subsidiary:

      In March 2002, the Company purchased 99.7% of the outstanding common shares (basically from a shareholder) of a public Company (Webtronics, Inc.) for $400,000. Webtronics, Inc. was organized on February 2, 2001 and was inactive at December 31, 2001. The following financial information has been abstracted from the audited financial statements of Webtronics filed with form 10KSB as of December 31, 2001.

            Cash in bank                           $2,385
                                                   ======

            Stockholder equity:
                  Common stock                        105
                  Paid-in-capital                   2,720
                  Accumulated deficit                (440)
                                                   ------
                                                   $2,385
                                                   ======

3.    Income taxes:

      The Company has available net operating loss carryforwards of approximately $6,000,000 for tax purposes to offset future taxable income. Estimated deferred tax assets relating to these net operating losses have been fully reserved by valuation allowances because of the uncertainty of realization through future income and the possibility of future changes in ownership which, under the Internal Revenue Service Code, could limit these carryforwards.

4.    Commitment:

      Commencing August 15, 2001, The Company is obligated under a month-to-month lease of $4,200 a month which includes utilities (inclusive of furniture, telephones) and other equipment.

                         CALLISTO PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001



5.    Stock option agreement:

      In 1996, the Company entered into an incentive and non-qualified stock option plan for employees, consultants and outside directors to purchase up to 2,000,000 shares of common stock. Options vest at the rate of one third on each of the first three anniversary dates. The option term is for ten years from date of granting.

      The following represent options outstanding for the years ended December 31, 2002 and 2001 generally to non-employees:
                                                            Total
                                                         ----------

              Balance, January 1, 2001                   $1,931,505

              Year 2001:
                    Granted                                 400,000
                    Exercised                                     -
                                                         ----------

              Balance, December 31, 2001                  2,331,505

              Year 2002:
                    Granted                                       -
                    Exercised                                     -
                                                         ----------

              Balance, December 31, 2002                 $2,331,505
                                                         ==========

      Options are exercisable at various prices as follows at December 31, 2002:

         Exercise
           Price         Vested           Not Vested              Total
        ----------     -----------        -----------          -----------

        $   0.75       $  615,839         $         -          $  615,839
            2.85          392,838             120,829             513,667
            6.75          101,111              10,555             111,666
            3.25           97,000                   -              97,000
            4.90           93,333             100,000             193,333
            1.25          400,000                   -             400,000
            1.95          400,000                   -             400,000
                       ----------          ----------          ----------
                       $2,100,121          $  231,384          $2,331,505
                       ==========          ==========          ==========

                         CALLISTO PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001





6.    License and research support agreements:

      In February 2000, the Company entered into a license and research support agreement with Rockefeller University (superceding an agreement dated August 20, 1996) for the exclusive rights to exploit certain core technology relating to the diagnosis, prevention and treatment of infectious diseases and related disorders. The agreement is for four years and provides for the Company to pay certain royalties and other license consideration. This agreement also provides for royalties to be paid on the net sales of products. These rates range from 1% to 3%. On any sublicense agreements the fees approximate .25% to 1%. The agreement also provides for the Company to fund costs in the future to file, prosecute and maintain all patent applications. The agreement also calls for certain milestone payments to be made.

      The Company has entered into a Patent License Agreement with the Public Health Service ("PHS"), under which the Company has a exclusive license to make, use, sell, lease, import and export and to otherwise commercially exploit the licensed products. The Company has paid an initial license issue royalty fee in the amount of $50,000 and will pay minimum annual royalty fees of $10,000 until the first commercial sales of the product at which point the minimum annual royalty fee increases to $25,000. Royalty fees range from 0.5% to 0.75% on net sales of the licensed product and various others sublicensing fees. The Company will pay PHS $100,000 after FDA approval of each application for the licensed products.

      In April of 2001, the Company entered into a license agreement with Dartmouth College to research, develop, manufacture and sell the Dartmouth patent rights technology. Under the license agreement the Company must make annual expenditures of at least $100,000 towards commercial use of the licensed products and adhere to certain milestone schedules for clinical trials and FDA approval. The company must also pay to Dartmouth fees ranging from $25,000 to $150,000 for each of these scheduled milestone dates. In addition, the Company is obligated to pay royalties to the college of 3% of net sales made by the Company and 1.5% of net sales made by company sublicensees. In any year commencing in 2002 that no royalties and no milestone payments are made the Company is obligated to pay to Dartmouth an annual license fee maintenance fee of $10,000 for 2002; $15,000 for 2003 and $25,000 per annum from 2004 and thereafter. Beginning 10 year after the affective date a minimum royalty of $50,000 is payable annually.

                         CALLISTO PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001





6.    License and research support agreements: (continued)

      The agreement will terminate 20 years after the market introduction of the last introduced licensed product. The Company has the right to terminate this agreement after 60 days written notice.

      In July 2001, the Company entered into a license agreement to research, develop and sell Rockefeller University licensed patented products. The Company will pay Rockefeller a $7,500 annual maintenance fee until the first commercial sale of the product. The Company will pay royalties of 2% and 0.75% of net sales of product as defined in the agreement and will pay Rockefeller 15% of any sublicense fee paid by sublicensee. The agreement will terminate upon the later of (a) expiration of the last to expire or become abandoned patent right or (b) 20 year after the effective date of the agreement (July 25, 2001). The Company can terminate this agreement upon 60 days written notice.

7.    Shareholders' equity:

      Common shares:

      In February 2000, the Board of Directors approved an increase in the authorized common shares from 35,000,000 shares to 60,000,000 shares and a one-for-three reverse split of the common stock.

      Preferred shares:

      During the year 2000, the Board of Directors had authorized the private placement and sale of a Series A convertible preferred stock at $1.70 per share on February 17, 2000 and the private placement of a convertible Series B preferred stock at $1.75 per share on August 15, 2000. In addition, the Board of Directors authorized the issuance of 750,000 shares of a Series C convertible preferred stock $0.10 per share to an executive officer for services rendered in the amount of $75,000 on August 10, 2000.

      The holders of all Series of Preferred Stock will have equal voting rights with the common shareholders. The preferred shareholders shall be entitled to dividends equal to the amount received by the common shareholders.

                         CALLISTO PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001





7.    Shareholders' equity:  (continued)

      The shares of all Series of convertible Preferred Stock may, at the election of a holder, be convertible at any time into shares of Common Stock at a ratio of one share of Common Stock for each share of Convertible Preferred Stock.

      Upon the occurrence of an Initial Public Offering, each share of all Series of Convertible Preferred Stock shall automatically be converted into one (1) share of Common Stock.

      Upon liquidation:

      I. the holders of Series A preferred stock shall have a preference over the holders of Series B and C preferred stock and common stock in the amount of 1.70 per share.

      II. the holders of the Series B preferred stock shall have a preference over the holder of the Series C preferred stock and common stock in the amount of $1.75 per share.

      III. the holder of the Series C preferred stock shall have a preference over the holders of common stock in the amount of $0.10 per share.

      The Series A, B and C Convertible Preferred Stock will enjoy standard anti-dilution rights in the event of sales by the Company of shares of Common Stock at prices below $1.70, $1.75 and $0.10 per share of Common Stock, respectively.

      Preferred stock issued in 2000:

                                                                    Included in
                                        Shares                      Additional
                                        Issued     Par Value     Paid-in-Capital
                                     ----------    ---------     ---------------
      Series A - $1.70 per share      2,252,441       $225         $3,828,925
      Series B - $1.75 per share      1,232,858        123          2,157,377
      Series C - $0.10 per share        750,000         75             74,925
                                      ---------       ----         ----------

                                      4,235,299       $423         $6,061,227
                                      =========       ====         ==========

                         CALLISTO PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001





8.    Subsequent event:

      In March 2003, the Company has entered into a merger agreement with Synergy Pharmaceuticals, Inc. and Webtronics, Inc. (a public company) in a stock-for-stock transaction. The shareholders of the Company will retain a 73.76% interest in the surviving entity.

Synergy Pharmaceuticals Inc.
(A Development Stage Company)

Consolidated financial statements

Contents                                                          Page

Report of independent accountants                                   F-1

Consolidated balance sheet                                     F-2--F-3

Consolidated statements of operations                               F-4

Consolidated statements of stockholders' equity                     F-5

Consolidated statements of cash flows                               F-6

Notes forming part of the financial statements                F-7--F-17

Report of independent accountants


To the Board of Directors and Stockholders of Synergy Pharmaceuticals Inc.

We have audited the accompanying consolidated balance sheets of Synergy Pharmaceuticals Inc. and subsidiaries (the "Company") (a development stage company) as of March 31, 2001 and 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for the 15 month period ended March 31, 2000 and the years ended March 31, 2001 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is a development stage enterprise and has suffered recurring losses and net cash outflows from operations since inception that raise substantial doubt about its ability to continue as a going concern. As such, the Company is dependent upon capital infusions from existing and/or new investors to fund operations. Management's plans with regard to these matters are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Synergy Pharmaceuticals Inc. and subsidiaries as of March 31, 2001 and 2002 and the consolidated results of their operations and their cash flows for the 15 month period ended March 31, 2000 and for the years ended March 31, 2001 and 2002 in conformity with generally accepted accounting principles in the United States.



KPMG
Chartered Accountants
Dublin, Ireland
                    2002

Synergy Pharmaceuticals Inc.
(A Development Stage Company)

Consolidated balance sheets

                                                                                  March 31,       March 31,
                                                                                       2001            2002
                                                                                    US$'000         US$'000
                                                                                  ---------       ---------
Assets
Current assets
   Cash                                                                              1,256            371
   Prepaid and other current assets                                                    789             74
   Loan to director (Note 6)                                                           368            393
                                                                                     -----            ---


Total current assets                                                                 2,413            838
Property and equipment, net (Note 4)                                                   207            215
                                                                                     -----            ---


Total Assets                                                                         2,620          1,053
                                                                                     =====          =====


Liabilities and stockholders equity
Current liabilities
   Notes payable to stockholders (Note 6)                                              400              -
   Accounts payable and accrued expenses                                               630            464
                                                                                     -----            ---

Total liabilities                                                                    1,030            464
                                                                                     -----            ---


Stockholders' equity

   Series A preferred stock ($0.001 par value; 3,700,001 shares authorised, issued and outstanding at March 31, 2001 and 2002)
   (liquidation preference of $6,383,042 at March 31, 2001 and 2002)                     4              4

   Series B preferred stock ($0.001 par value; 1,874,999 shares authorised;
   1,154,065 shares issued and outstanding at March 31, 2001 and 2002)
   (liquidation preference of $7,399,980 at March 31, 2001 and 2002)                     1              1

   Common stock ($0.001 par value; 20,000,000 shares authorised,
   2,702,814 shares issued and outstanding at March 31, 2001; 2,929,064
   shares issued and outstanding at March 31, 2002)                                      3              3

   Series C preferred stock ($0.001 par value; 3,214,875 shares authorised,
   1,453,550 shares issued and outstanding at March 31, 2001 and 2002)
   (liquidation preference of $10,174,829 at March 31, 2001 and 2002)                    1              1

   Series D preferred stock ($0.01 par value: 2,238,363 shares issued and outstanding at March 31, 2001 and 2002) (liquidation preference
   of $5,000,000 at March 31, 2001 and 2002)                                             2              2

Synergy Pharmaceuticals Inc.
(A Development Stage Company)

Consolidated balance sheets (continued)

                                                                 March 31,            March 31,
                                                                      2001                 2002
                                                                     $'000                $'000
                                                                 ---------            ---------
Stockholders' equity (continued)

   Additional paid-in capital                                       29,515               29,561

   Other comprehensive income                                         (459)                (466)

   Deficit accumulated during development stage                    (27,477)             (28,517)
                                                                   -------              -------


Total stockholders' equity                                           1,590                  589
                                                                   -------              -------


Total liabilities and stockholders' equity                           2,620                1,053
                                                                   =======              =======



The accompanying notes are an integral part of these financial statements.

Synergy Pharmaceuticals Inc.
(A Development Stage Company)

Consolidated statements of operations

                                                                                                         February 11,
                                           Period ended         Year ended        Year ended         1992 (inception)
                                              March 31,          March 31,         March 31,             to March 31,
                                                   2000               2001              2002                     2002
                                                  $'000              $'000             $'000                    $'000
                                           ------------         ----------        ----------         ----------------
Operating expenses
   Research and development                      (3,603)            (1,950)           (2,554)                 (17,189)
   General and administrative                    (3,369)            (1,743)           (1,192)                 (14,538)
   Reimbursements from UT (Note 1)                    -              3,245             2,694                    5,939
                                                 ------             ------            ------                  -------

Total operating expenses                         (6,972)              (448)           (1,052)                 (25,788)
                                                 ------             ------            ------                  -------

   Gain on sale of investments                        -                 30                 -                       30
   Interest income                                   86                 42                30                      336
   Interest expense                                (134)               (10)              (18)                  (1,387)
   Extraordinary item                                 -                  -                 -                   (1,662)
                                                 ------             ------            ------                  -------

Loss before income tax                           (7,020)              (386)           (1,040)                 (28,471)
Income taxes                                        (11)                 -                 -                      (46)
                                                 ------             ------            ------                  -------

Net loss                                         (7,031)              (386)           (1,040)                 (28,517)
                                                 ======             ======            ======                  =======


The accompanying notes are an integral part of these financial statements.

Synergy Pharmaceuticals Inc.
(A Development Stage Company)

Consolidated statements of stockholders' equity

                                                                       (in thousands)

                                             Series B             Series A             Series C               Series D
                                            Convertible          Convertible          Convertible            Convertible
                                            Preferred             Preferred            Preferred              Preferred
                                               Stock                Stock                Stock                  Stock
                                           ----------------    ------------------   -----------------     -------------------
                                           Share       Par     Shares        Par    Shares        Par     Shares        Par
                                                      value                 value                value                 value
                                           -----      -----    ------     -------   ------       -----    ------       -----
Balance at December 31, 1998               1,154         1      3,700         4      1,149         1           -         -

Reverse non-cash compensation                  -         -          -         -          -         -           -         -
Issuance of Series C convertible
Preferred Stock                                -         -          -         -        305         -           -         -
Issuance of Series D convertible
Preferred Stock                                -         -          -         -          -         -       2,238         2
Issuance of Common Stock                       -         -          -         -          -         -           -         -
Cumulative translation adjustment              -         -          -         -          -         -           -         -
Unrealised loss on available for sale
  investments                                  -         -          -         -          -         -           -         -
Net loss                                       -         -          -         -          -         -           -         -
                                           -----     -----      -----     -----      -----     -----       -----     -----

Balance at March 31, 2000                  1,154         1      3,700         4      1,454         1       2,238         2

Issuance of Common Stock                       -         -          -         -          -         -           -         -
Cumulative translation adjustment              -         -          -         -          -         -           -         -
Reversal of unrealised loss on
  available for sale investments               -         -          -         -          -         -           -         -
Net loss                                       -         -          -         -          -         -           -         -
                                           -----     -----      -----     -----      -----     -----       -----     -----

Balance at March 31, 2001                  1,154         1      3,700         4      1,454         1       2,238         2

Issuance of Common Stock                       -         -          -         -          -         -           -         -
Cumulative translation adjustment              -         -          -         -          -         -           -         -
Net loss                                       -         -          -         -          -         -           -         -
                                           -----     -----      -----     -----      -----     -----       -----     -----

Balance at March 31, 2002                  1,154         1      3,700         4      1,454         1       2,238         2
                                           =====     =====      =====     =====      =====     =====       =====     =====

                                                                         (in thousands)


                                                                                                          Deficit
                                             Common                                          Other    Accumulated
                                             Stock          Additional    Deferred    Comprehensive         During           Total
                                         Shares     Par       Paid-in         Stock          Income    Development    stockholders
                                                  value      Capital   Compensation          (Loss)          Stage          equity
                                         ------   -----     ---------- ------------   -------------   ------------    ------------
Balance at December 31, 1998              1,080       1       22,042             75            (355)       (20,060)          1,709

Reverse non-cash compensation                 -       -           75            (75)              -              -               -
Issuance of Series C convertible
Preferred Stock                               -       -        2,132              -               -              -           2,132
Issuance of Series D convertible
Preferred Stock                               -       -        4,998              -               -              -           5,000
Issuance of Common Stock                    744       1          105              -               -              -             106
Cumulative translation adjustment             -       -            -              -             (85)             -             (85)
Unrealised loss on available for sale
  investments                                 -       -            -              -            (291)             -            (291)
Net loss                                      -       -            -              -               -         (7,031)         (7,031)
                                          -----   -----        -----          -----           -----         -----            -----

Balance at March 31, 2000                 1,824       2       29,352              -            (731)       (27,091)          1,540

Issuance of Common Stock                    879       1          163              -               -              -             164
Cumulative translation adjustment             -       -            -              -             (19)             -             (19)
Reversal of unrealised loss on
  available for sale investments              -       -            -              -             291              -             291
Net loss                                      -       -            -              -               -           (386)           (386)
                                          -----   -----        -----          -----           -----         -----            -----

Balance at March 31, 2001                 2,703       3       29,515              -            (459)       (27,477)          1,590

Issuance of Common Stock                    226       -           46              -               -              -              46
Cumulative translation adjustment             -       -            -              -              (7)             -              (7)
Net loss                                      -       -            -              -               -         (1,040)         (1,040)
                                          -----   -----        -----          -----           -----         -----            -----

Balance at March 31, 2002                 2,929       3       29,561              -             (466)       (28,517)            589
                                          =====   =====       ======          =====            =====         ======          ======

Synergy Pharmaceuticals Inc.
(A Development Stage Company)

Consolidated statements of cash flows

                                                                                                               February 11,
                                                     Period ended         Year ended        Year ended     1992 (inception)
                                                        March 31,          March 31,         March 31,         to March 31,
                                                             2000               2001              2002                 2002
                                                            $'000              $'000             $'000                $'000
                                                     ------------         ----------        ----------     ----------------
Cash flows from operating activities:
Net loss                                                   (7,031)             (386)           (1,040)          (28,517)
Adjustments to reconcile net loss to
  net cash used in operating activities:
   Depreciation                                               756                 7                 9             1,481
   Extraordinary loss                                           -                 -                 -             1,662
   Gain on disposal of property and
   equipment                                                    -               (20)                -                (2)
   Gain on disposal of short-term investments                   -               (30)                -               (30)
   Accrued interest on notes payable to
   stockholders                                                 -                 -                 -               952
   Non cash compensation expense                              104                 -                 -               551
   Non cash stock consideration                                 -                50                 -                50
Changes in assets and liabilities:
   Prepaid and other current assets                            (6)             (776)              687              (165)
   Accounts payable and accrued
   expenses                                                   249            (1,004)             (168)              690
   Income taxes payable                                        12               (12)                -                 1
                                                           ------            ------            ------            ------

Net cash used in operating activities                      (5,916)           (2,171)             (512)          (23,327)
                                                           ------            ------            ------            ------

Cash flows from investing activities:
Proceeds from disposal of property
  and equipment                                                 1                42                 -               110
Purchase of property and equipment                           (120)              (29)              (17)           (1,924)
Proceeds from disposal of short-term investments                -             2,030                 -             2,030
                                                           ------            ------            ------            ------


Net cash (used in)/provided by
  investing activities                                       (119)            2,043               (17)              216
                                                           ------            ------            ------            ------

Cash flows from financing activities:
Proceeds from issuance of notes
  payable to stockholders (see Note 6)                          -               400                 -            10,995
Repay notes payable to stockholders                          (243)                -              (400)             (643)
Proceeds from bridge loans                                  1,550                 -                 -             1,550
Repay bridge loans                                         (1,425)             (125)                -            (1,550)
Proceeds from issuance of preferred stock                   5,132                 -                 -            13,367
Proceeds from issuance of common stock                          1               114                46               168
Collection of stock subscription receivable                     -                 -                 -               350
Loan to director                                                -                 -                 -              (310)
                                                           ------            ------            ------            ------

Net cash (used in)/provided by
financing activities                                        5,015               389              (354)           23,927
                                                           ------            ------            ------            ------

Effect of exchange rates on cash                                -                (2)               (2)             (445)
                                                           ------            ------            ------            ------

Net increase (decrease)/increase in cash                   (1,020)              259              (885)              371
Cash at beginning of period                                 2,017               997             1,256                 -
                                                           ------            ------            ------            ------

Cash at end of period                                         997             1,256               371               371
                                                           ======            ======            ======            ======


The accompanying notes are an integral part of these financial statements.

Synergy Pharmaceuticals Inc.
(A Development Stage Company)

Notes
forming part of the financial statements

1       Organisation and Business

        Synergy Pharmaceuticals Inc. (the "Company") was incorporated in the State of Delaware on February 11, 1992. The Company is a development stage enterprise developing drugs for the treatment of Hepatitis B and Hepatitis C, using an iminosuger technology, as well as various cancer treatments for myeloma, colon cancer, ulcerativecolitis and Crohn's Disease using proprietary compounds with novel peptide-based technologies. The Company's strategy is to develop products both independently and through strategic partnerships with large pharmaceutical or biotechnology companies, under which the Company will license its technology to such companies is return for payment of drug development expenses and clinical trial expenses, milestone payments and royalties on developed products.

        The Company's primary activities since inception have consisted of research and development and raising capital. The Company relied primarily on a university to provide the personnel and other resources necessary to develop technologies through its sponsored research agreements with the university (see Note 5). The direction of research at such universities occurs through specific budgets managed by the Company's executive managers and board of directors.

        In 1995, the Company became a wholly-owned subsidiary of a newly-formed corporation, IgX Limited, which is registered under the laws of the Republic of Ireland, as a result of a series of transactions in which the Company's stockholders exchanged their common and preferred stock for ordinary and preference shares of IgX Limited. In December 1997, as a condition to receiving an equity infusion from a U.S. investor, the aforementioned series of transactions was reversed such that IgX Limited became a wholly-owned subsidiary of the Company. The above transactions involved the same parties, affected the capital structure of the Company and IgX Limited in legal form only, and thus have no effect on reported amounts on a consolidated basis.

        From late 1998 the Company has become primarily involved in developing human therapeutics based on iminosugers. In March 2000, the Company entered into a corporate collaboration with United Therapeutics Corporation (UT) whereby UT will cover all development expenses up to a maximum of $15.2 million for potential drugs to be used in the treatment of Hepatitis B and Hepatitis C. UT will also pay royalties to the Company of $44.4 million for successful development of drug candidates to treat Hepatitis B and Hepatitis C through successful filing of two new drug applications (NDAs) with the U.S. Food and Drug Administration
        (FDA). In November 2000 the Company and UT further agreed that UT would fund an analog program up to a maximum of $3.3 million in an effort to achieve related compounds of unproved therapeutic index. In April 2002, UT filed an Investigational New Drug Application ("IND") with the FDA to treat Hepatitis C using Synergy's proprietary compound SP231. In May 2002 the Company in-licensed Atiprimod from Anormed. Synergy plans to initiate a Phase II human clinical trial in myeloma shortly. Atiprimod was invented by the Company's CEO at a previous place of employment. The drug has an IND and was used to treat 500 patients for arthritis in a SmithKline clinical trial.

Synergy Pharmaceuticals Inc.
(A Development Stage Company)

Notes (continued)

2       Basis of preparation

        Since inception, the Company has suffered recurring losses and net cash outflows from operations. The Company expects to continue to incur substantial additional losses to complete the development and testing of its drug candidates, and does not expect to complete the development stage and begin commercialization of its products for the foreseeable future. Management is actively pursuing various options, which include entering into strategic partnerships with large pharmaceutical companies. Certain such agreements for strategic partnerships have been executed (see Note 5). Since its inception, the Company has funded operations through issuing debt and equity securities to its principal investors. It is management's intention to continue to fund the operations of the Company through additional debt or preferred stock issuances in order to meet its strategic objectives. Management is also actively pursuing other financing options, and believes that sufficient funding will be available to meet its planned business objectives including anticipated cash needs for working capital, for a reasonable period of time.

        However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of, and if successful, to commence the manufacture and sale of its drug candidates, if and when approved by the applicable regulatory agencies. As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability of the carrying amounts of recorded assets or the amount of liabilities that might result from the outcome of this uncertainty.

3       Summary of significant accounting policies

        Use of significant estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Consolidation

        These consolidated financial statements include the accounts of the Company and subsidiaries, IgX Limited, a wholly-owned subsidiary, which is registered under the laws of the Republic of Ireland and IgX Oxford Hepatitis Corporation. All intercompany transactions are eliminated on consolidation.

        Property and equipment

        Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets, as follows: buildings and improvements over 5 years; research equipment over 5 to 10 years; and office furniture and equipment over 5 years.

Synergy Pharmaceuticals Inc.
(A Development Stage Company)

Notes (continued)

3       Summary of significant accounting policies (continued)

        Impairment of long-lived assets

        The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of long-lived Assets and for long-lived Assets to Be Disposed Of ("FAS 121"). In accordance with FAS 121, the Company periodically assesses whether any events or changes in circumstances have occurred that would indicate that the carrying amount of a long-lived asset may not be recoverable. If such an event or change in circumstances occurs, the Company evaluates whether the carrying amount of such assets is recoverable by comparing the net book value of the assets to estimated future un-discounted cash flows attributable to such assets. If it is determined that the carrying amount may not be recoverable, the Company recognizes an impairment loss equal to the excess of the net carrying amount of the asset over its fair value.

        Research and development

        Research and development costs are expensed as incurred and include, among other costs, those related to the production of experimental drugs, including payroll costs, sponsored third party research costs and costs incurred for conducting clinical trials.

        Income taxes

        Income taxes are accounted for under the asset and liability method prescribed by SFAS No. 109, "Accounting for Income Taxes." Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

        Foreign currency translation

        Assets and liabilities of subsidiaries are translated into U.S. dollars at the prevailing exchange rates in effect at the end of the reporting period. Income statement accounts are translated at a weighted average of exchange rates in effect during the period. Translation adjustments that arise from translating the foreign subsidiary's financial statements from local currency to U.S. dollars are recorded in the cumulative translation adjustment component of stockholders' equity.

        Financial instruments

        The carrying values of cash, prepayments and other current assets, accounts payable and accrued expenses approximate their fair values.

        Accounting for stock based compensation

        The company has elected to use the intrinsic value based method to account for all of its employee stock option plans. Details of compensation expense recognised under APB Opinion No. 25, Accounting for Stock Issued to Employees are disclosed in note 8 to the financial statements.

Synergy Pharmaceuticals Inc.
(A Development Stage Company)

Notes (continued)

3       Summary of significant accounting policies (continued)

        Short term investments - available for sale

        The Company has classified short term investments as available for sale in accordance with the terms of SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities". Realised gains and losses are determined using specific identification. The investments are reported at fair value, with unrealised gains and losses reported in a separate component of shareholders' equity. Unrealised losses recognised during the period to March 31, 2000 amounted to $291,000. All investments were disposed of during the year ended March 31, 2001 for proceeds of $2,030,000 resulting in a realised profit of $30,000.

4       Property and equipment
                                                     2001              2002
                                                  US$'000           US$'000
                                                  -------           -------

        Buildings and improvements                    168               166
        Research equipment                              -                27
        Office furniture and equipment                 60                52
                                                      ---               ---

                                                      228               245
        Less: accumulated depreciation                (21)              (30)
                                                      ---               ---

        Property and equipment, net                   207               215
                                                      ===               ===

5       Sponsored research agreements and strategic partnerships

        IgX Oxford Hepatitis Corporation

        In August 1998, the Company obtained a majority in a corporation newly formed, IgX Oxford Hepatitis Corporation. (IgX Oxford) in collaboration with the Glycobiology Institute of the University of Oxford and Thomas Jefferson University and Monsanto Corp. (Monsanto) which has, in turn, obtained an exclusive worldwide license from Monsanto to certain intellectual property to be used in developing drug candidates for the treatment of Hepatitis B.

        The Company agreed to fund the corporation with up to $2 million to complete animal studies to determine whether the preparation of an Investigational New Drug Application ("IND") application to conduct human clinical trials is appropriate. The Company actually invested approximately US$10 million in the development of its hepatitis drugs and UT has also invested substantial funds under the previously mentioned license.

Synergy Pharmaceuticals Inc.
(A Development Stage Company)

Notes (continued)

5       Sponsored research agreements and strategic partnerships (continued)

        Monsanto license agreement

        In September 1998, the Company entered into a license agreement with Monsanto whereby Monsanto received the right of first refusal to a compound for treatment of Hepatitis B. Monsanto's initial right of first refusal is exercisable prior to the commencement of a Phase I clinical trial involving the compound as a treatment for Hepatitis B. If Monsanto exercises its right of first refusal, any such development and license agreement with Monsanto would cover the clinical development, registration and marketing of the drug candidate. Monsanto would then be obligated to reimburse the Company for all costs incurred in the development of the drug candidate, and pay a fee equal to the net present value on commercialisation, if any, of the drug candidate by Monsanto, together with royalties based upon a percentage of net sales of the drug candidate. In August 2000 an amendment was made to this license to eliminate Monsanto's two rights of first refusal for granting to Monsanto rights to Hepatitis C for 13 countries in the Far East, including China.

        Anormed agreement

        In May 2002 the Company agreed to in-license a drug Atiprimod which was invented by the Company's CEO, Dr. Picker at a place of previous employment. The Company's research insight into Atiprimod is consequently extensive based upon clinical data from treatment of 500 patients under a previous SmithKline arthritis clinical trial. The Company plans to treat myeloma in a Phase II human clinical trial within six months, which will be the most advanced clinical trial undertaken by the Company to date

6       Related party transactions

        Transactions with  director

        In November 1998 the Company advanced $310,000 to Mr Donald H Picker, a director of the Company, evidenced by a secured promissory note. The loan provides for simple interest at 8% per annum, no instalment payments and is all due and payable on November 13, 2002. The loan is secured on certain personal assets of Mr Picker. Personal expenses totalling $13,000 were also paid by the Company on Mr. Picker's behalf in 2001. This amount is expected to be reimbursed by Mr. Picker during the coming year.

        The Company made consultancy payments totalling $152,000 (2001 :
        $107,000) to Cheryl Picker, wife of one of the directors, for services provided to the Company on an arms-length basis.

        Notes payable to stockholders

        On February 16, 2001, the Company obtained an unsecured loan of $400,000 in the form of a promissory note which bears interest at 9% per annum from Henry Venture II Limited. This loan was repaid on July 5, 2001.

Synergy Pharmaceuticals Inc.
(A Development Stage Company)

Notes (continued)

7       Stockholders' equity

        Series A Convertible Preferred Stock

        In August 1992, the Company issued 370,000 shares of Series A Convertible Preferred Stock at $1.00 per share providing proceeds of $370,000. During September 1993, the Board of Directors of the Company effected a 10-for-1 stock split of the Series A Preferred. Further, in August 1996, in consideration for the cancellation of Series B Redeemable and Series C Redeemable, the Company issued one additional share of Series A Preferred to an existing holder of Series A Preferred. After giving effect to the stock split and the issuance of the additional share, there were a total of 3,700,001 shares of Series A Preferred issued and outstanding, Each Series A Preferred share can be converted into common stock, at the option of the holder, at an initial conversion rate of one to one, subject to adjustment from time to time based on the consideration paid for additional stock issued and options granted by the Company. The Series A Preferred are automatically converted into common stock upon the consummation of a public offering of the Company's common stock with a per share price as defined in the certificate of incorporation.

        There is no established dividend rate on the Series A Preferred. However, the holders of Series A Preferred are entitled to receive preference to a declaration or payment of any dividend on the common stock of the Company in amounts equal to that paid to other outstanding shares of the Company. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Series A Preferred stockholders are entitled to receive a liquidation preference equal to $1.23 for each outstanding share of the Series A Preferred plus a preferential amount equal to 10% of the original issue price for each twelve month period outstanding from the date of issuance to date of distribution.

        The holders of Series A Preferred are entitled to vote on all matters in which holders of common stock have the right to vote.

        Series B Convertible Preferred Stock

        In December 1997, the Company issued 436,672 shares of Series B Preferred Stock at $6.41 per share providing proceeds of $2,799,984. In addition, the Company issued 311,910 shares of Series B Preferred to an existing common stockholder in exchange for the cancellation of a promissory note due to the common stockholder.

Synergy Pharmaceuticals Inc.
(A Development Stage Company)

Notes (continued)

7       Stockholders' equity (continued)

        In May 1998 the Company issued a further 405,483 shares of Series B Convertible Preferred Stock. Each Series B Preferred share can be converted into common stock, at the option of the holder, at an initial conversion rate of one to one, subject to adjustment from time to time based on the consideration paid for additional stock issued and options granted by the Company. The holders of Series B Preferred are also entitled to anti-dilution provisions in the event the Company were to issue additional shares of common stock for less than specified amounts and prior to certain dates, as defined in the applicable agreement. The Series B Preferred will automatically convert into common stock upon the consummation of a public offering of the Company's common stock with a per share price as defined in the certificate of incorporation. There is no established dividend rate on the Series B Preferred. However, the holders of Series B Preferred are entitled to receive preference to any declaration or payment of any dividend on the common stock of the Company in amounts equal to that paid to other outstanding shares of the Company. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Series B Preferred stockholders are entitled to receive a liquidation preference equal to the original issue price of $6.41 for each outstanding share of the Series B Preferred.

        The holders of Series B Preferred are entitled to vote on all matters which holders of common stock have the right to vote.

        Series C Preferred Stock

        During December 1998, the Board of Directors of the Company authorized the issuance of 1,453,550 shares of Series C Preferred Stock of the Company. The Series C Preferred Stock were to be sold in units consisting of 25 shares of Series C Preferred Stock and 14 warrants to purchase common stock of the Company (collectively "a Series C Unit") at a price per unit of $175.

        Series C Preferred Stock

        Each Series C Preferred share can be converted into common stock, at any time at the option of the holder, at an initial conversion rate of one to one. The Series C Preferred Stock will automatically convert into common stock upon the consummation of a public offering of the Company's common stock with a per share price as defined in the certificate of incorporation. There is no established dividend rate on the Series C Preferred Stock. However, the holders of Series C Preferred Stock are entitled to receive preference to any declaration or payment of any dividend on the common stock of the Company in amounts equal to that paid to other outstanding shares of the Company. The holders of Series C Preferred Stock are entitled to vote on all matters which holders of common stock have the right to vote.

        The Company issued 16,655 units of Series C Preferred Stock, or 416,375 shares, providing gross proceeds of $2,913,000 during December 1998 and a further 12,185 units or 304,625 shares, providing gross proceeds of $2,132,025 in the 15 months to March 2000.

Synergy Pharmaceuticals Inc.
(A Development Stage Company)

Notes (continued)

7       Stockholders' equity (continued)

        Series D Preferred Stock

        During March 2000, as part of its agreement with United Therapeutics Corporation ("UT"), the Company issued 2,238,363 shares of Series D Preference Stock to UT at a price per share of $2.23 for gross proceeds of $5,000,000, $3,000,000 by way of cash and $2,000,000 by way of 21,978 shares of UT with a fair market value of $91 each at the date of the agreement. These shares were recorded in current assets as available for sale investments and the unrealised losses of $291,210 at March 31, 2000 were recorded in other comprehensive income. The shares were disposed of in September 2000 producing a realized gain of $29,568.

        The rights attached to Series D Preferred shares are similar to those attached to the Series A, B, and C Preferred Shares.

        Common Stock

        During the period to March 31, 2000 the Company issued 69,500 shares to employees in lieu of cash compensation. The estimated fair value of the shares issued of $104,250 was recorded as a compensation expense in the period.

        In October 1999 and February 2000 the Company issued an aggregate 605,000 shares at an estimated fair market value of $0.001 per share to acquire the remaining shares in IgX Oxford Hepatitis Corporation not already held by the Company.

        In the year to March 31, 2001 the Company issued 878,284 shares which included 762,674 shares on the exercise of options and warrants. The fair value of the total consideration of $164,000 included $50,000 in respect of consultant services rendered. This has been recorded in general and administrative expenses in the consolidated statement of operations.

        In the year to March 2002 the Company issued 226,250 shares, all on the exercise of options and warrants for aggregate consideration of $46,000.

8       Stock Options and Warrants

        1993 Stock Option Plan

        During 1993, the Company implemented its 1993 Stock Option Plan (the 1993 Plan), whereby incentive and nonqualified options to purchase shares of the Company common stock may be granted to key employees, officers, directors and consultants. The vesting and exercise periods for options granted under the 1993 Plan are determined by a committee of the Board of Directors.

        The 1993 Plan stipulates that no option may be exercisable after ten years from the date of grant. The fair market value of the Company's common stock is determined by the Board of Directors from time to time. Options granted under the 1993 Plan generally vest in equal installments over a period of four years.

Synergy Pharmaceuticals Inc.
(A Development Stage Company)

Notes (continued)

8       Stock Options and Warrants (continued)

        1998 Stock Option Plan

        In September 1998, the Company adopted its 1998 Stock Incentive Plan (the "1998 Plan"), whereby incentive and nonqualified stock options to purchase shares of the Company's common stock may be granted to employees, outside directors and consultants. The vesting and exercise periods of options granted under the 1998 Plan are to be determined by a committee of the Board of Directors.

        The 1998 Plan stipulates that the exercise price of incentive stock options will not be less than the fair market value at the date of grant or in the case of nonqualified stock options less than 85% of the fair market value at the date of grant. The exercise period of options granted shall not exceed 10 years (5 years in the case of incentive options granted to individuals owning 10% or more of the voting stock of the Company) from the date of grant and shall vest at a rate specified from time to time by the Board of Directors.

        On a combined basis, the 1993 Plan and the 1998 Plan allow the Company to issue an aggregate of up to 3,125,857 shares of common stock of the Company.

        The following table summarizes activity regarding stock options and warrants for the years ended March 31, 2001 and March 31, 2002:

                                             Options             Warrants
                                             -------             --------

Outstanding at December 31, 1998           1,179,857              632,478

Granted                                    1,325,000            1,001,110
Rescinded                                   (220,183)                   -
Exercised                                          -              (70,000)
                                          ----------           ----------

Outstanding at March 31, 2000              2,284,674            1,563,588

Granted                                      187,250            2,810,400
Exercised                                   (560,674)            (206,200)
                                          ----------           ----------

Outstanding at March 31, 2001              1,911,250            4,167,788

Granted                                            -                    -
Exercised                                     (6,250)            (220,000)
                                          ----------           ----------

Outstanding at March 31, 2002              1,905,000            3,947,788
                                          ==========           ==========

Synergy Pharmaceuticals Inc.
(A Development Stage Company)

Notes (continued)

8       Stock Options and Warrants (continued)

        With the exception of 40,000 options exercisable at $5 each granted in 1999 and 150,000 options exercisable at $0.23 each granted in 2000, all options have an exercise price of $0.01 each.

        The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its 1993 Plan. No compensation expense arose in the period to March 31, 2002.

        Had compensation costs for option grants to employees been determined based upon the fair value at the date of grant for awards under the 1993 Plan consistent with the methodology prescribed under SFAS No. 123, "Accounting for Stock Based Compensation", the Company's net loss would not have been affected for any of the periods presented.

        The fair value of the options granted to employees during the years ended March 31, 2002 has been determined on the date of the respective grant using the Black-Scholes option-pricing model based on the following weighted average assumptions of no dividend yield, expected life of 5 years and risk free interest rate of 6%.

9       Income Taxes

        The Company has incurred losses since inception which have generated net losses on a consolidated basis of approximately $28 million at March 31, 2002 which are available to offset future taxable income. The net operating loss carryforwards will expire in 2007 through 2014. These loss carryforwards are subject to limitation on future years utilisation should certain ownership changes occur.

        The net operating loss carryforwards and other temporary differences, arising primarily from depreciation, result in a deferred tax asset at March 31, 2001 and March 31, 2002 of $2,954,000 and $3,370,000
        respectively. In consideration of the Company's accumulated losses and uncertainty of its ability to utilize this deferred asset in the future, the Company has recorded a valuation allowance of equal amounts on such dates to fully offset the net deferred tax asset and bring its carrying amount to zero for all periods presented.

        For the period ended March 31, 2000 and the years ended March 31, 2001 and 2002, the Company's effective tax rate differs from the federal statutory rate principally due to net operating losses and other temporary differences for which no benefit was recorded.

        The provision for income taxes of $10,986, $Nil and $Nil for the period ended March 31, 2000 and years ended March 31, 2001 and March 31, 2002 respectively, primarily relates to Irish tax on interest earned on bank deposits located in the Republic of Ireland.

Synergy Pharmaceuticals Inc.
(A Development Stage Company)

Notes (continued)

10      Bridge Loans

        Between August 1999 and February 2000 the Company raised $1.55m in bridge loans. These loans attracted interest of 20% and had a total of 620,000 warrants to purchase shares of common stock at $0.01 attached. The warrants are exercisable for a period of three years from the date of issue. The loans plus accrued interest were repaid in March 2001. 206,200 and 226,200 of the warrants were exercised prior to March 31, 2001 and March 31, 2002 respectively.

                          Synergy Pharmaceuticals Inc.
                         (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEET

                                                                    December 31,
                                                                       2001
                                                                   ------------
                                   ASSETS
Current assets:
   Cash                                                            $   585,488
   Reimbursable from partner                                           318,155
   Loan due from officer                                               386,914
   Rent Deposit                                                         39,146
   Prepaid and other current assets                                     10,989
                                                                   -----------
Total current assets                                                 1,340,692
   Property and equipment, net                                         218,738
                                                                   -----------
Total assets                                                         1,559,430
                                                                   ===========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses                               687,657
   Income taxes payable                                                      -
   Bridge Loans                                                              -
                                                                   -----------
Total current liabilities                                              687,657
Long term liabilities                                                      378
                                                                   -----------
Total liabilities                                                      688,035
                                                                   -----------
Stockholders' equity
   Series B preferred stock ($0.001 par value;
    1,154,065 shares issued and outstanding)
    (liquidation preference of $7,399,980)                               1,154
   Series A preferred stock ($0.001 par value;
    3,700,001 shares authorized, issued and
    outstanding) (liquidation preference of
    $6,383,042)                                                          3,700
   Common Stock ($0.001 par value; 15,000,000
    shares authorized; 2,909,064 shares issued
    and outstanding)                                                     2,909
   Series C preferred stock ($0.001 par value;
    1,453,547 shares issued and outstanding)
    (liquidation preference of $10,180,799)                              1,454
   Series D 2,238,363 shares issued                                      2,238
   Additional paid-in capital                                       29,510,588
   Other Comprehensive Income                                         (458,997)
   Deficit accumulated during development stage                    (28,191,651)
                                                                   -----------
Total stockholders' equity                                             871,395
                                                                   -----------
Total liabilities and stockholders' equity                           1,559,430
                                                                   ===========

                          Synergy Pharmaceuticals Inc.
                         (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEET

                                                                   December 31,
                                                                        2002
                                                                   -----------
                                   ASSETS
Current assets:
   Cash                                                            $   187,884
   Loan due from officer                                               411,715
   Rent Deposit                                                         39,146
   Prepaid and other current assets                                     57,580
                                                                   -----------
Total current assets                                                   696,325
   Property and equipment, net                                         233,475
                                                                   -----------
Total assets                                                           929,800
                                                                   ===========

                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses                               417,323
   Income taxes payable                                                      -
   CBC Loan                                                            450,000
                                                                   -----------
Total current liabilities                                              867,323
Long term liabilities                                                        -
                                                                   -----------
Total liabilities                                                      867,323
                                                                   -----------

Stockholders' equity
  Series B preferred stock ($0.001 par value:
    1,154,065 shares issued
    and outstanding)
    (liquidation preference of
    $7,399,980)                                                          1,154
  Series A preferred stock ($0.001 par value;
    3,700,001 shares authorized, issued and
    outstanding) (liquidation preference of
    $6,383,042)                                                          3,700
  Common Stock ($0.001 par value; 15,000,000
    shares authorized;
    2,944,064 shares issued and outstanding )                            2,944
  Series C preferred stock ($0.001 par value:
   1,453,547 shares issued
    and outstanding)
    (liquidation preference of $10,180,799)                              1,454
   Series D 2,238,363 shares issued                                      2,238
  Additional paid-in capital                                        29,560,570
  Other Comprehensive Income                                          (443,343)
  Deficit accumulated during development stage                     (29,066,240)
                                                                   -----------
Total stockholders' equity                                              62,477
                                                                   -----------
Total liabilities and stockholders' equity                             929,800
                                                                   ===========

                          Synergy Pharmaceuticals Inc.
                         (A Development Stage Company)

                      CONSOLIDATED STATEMENT OF OPERATIONS



                                                9 Months           9 Months
                                                   to                to
                                               December 31,       December 31,
                                                   2001              2002
                                               ------------      -------------
                                                (unaudited)       (unaudited)
                                                     $                 $

Operating Expenses
   Research and development                    (2,469,820)         (296,239)
   General and administrative                    (989,656)         (671,539)
   Reimbursements from UT                       2,737,994           200,000
                                               ----------        ----------
Total operating expenses:                        (721,482)         (767,778)
                                               ----------        ----------

   Interest income                                 23,992            18,603
   Interest expense                               (17,478)          (22,950)
                                               ----------        ----------

Loss before income taxes                         (714,968)         (772,125)
Income Taxes                                            -           223,366
                                               ----------        ----------
Net Loss                                         (714,968)         (548,759)
                                               ==========        ==========

Synergy Pharmaceuticals Inc.
(A Development Stage Company)

Consolidated statements of cash flows

                                                             9 months Ended        9 months Ended
                                                               December 31,          December 31,
                                                                       2001                  2002
Cash flows from operating activities:
Net loss                                                          $(714,968)            $(548,759)
  Adjustments to reconcile net loss to
  net cash used in operating activities:
   Depreciation                                                      11,521                14,106
Changes in assets and liabilities:
   Prepaid and other current assets                                 402,172               (40,950)
   Accounts payable and accrued
   expenses                                                          57,211               (47,109)
                                                                  ---------             ---------
Net cash used in operating activities                              (244,064)             (622,712)
                                                                  ---------             ---------
Cash flows from investing activities:
Purchase of property and equipment                                  (25,260)                    -
                                                                  ---------             ---------
Net cash (used in)/provided by
investing activities                                                (25,260)                    -
                                                                  ---------             ---------
Cash flows from financing activities:
Repay notes payable to stockholders                                (399,622)                    -
Proceeds from bridge loans                                                -               450,000
Adjustments re issuance of common stock                              (3,605)                  150
                                                                  ---------             ---------
Net cash (used in)/provided by
financing activities                                               (403,227)              450,150
                                                                  ---------             ---------
Effect of exchange rates on cash                                      1,823               (10,885)
                                                                  ---------             ---------
Net increase (decrease)/increase in cash                           (670,728)             (183,447)
Cash at beginning of period                                       1,256,216               371,331
                                                                  ---------             ---------
Cash at end of period                                               585,488               187,884
                                                                  =========             =========

                                WEBTRONICS, INC.

               PRO FORMA UNAUDITED CONDENSED FINANCIAL STATEMENTS



The following entities, which are included in these pro forma unaudited financial statements, are defined below:

            Webtronics, Inc.                   "Webtronics"

            Callisto Pharmaceuticals, Inc.     "Callisto"

            Synergy Pharmaceuticals, Inc.      "Synergy"

All the pro forma unaudited financial statements are as of December 31, 2002 and for the year then ended and reflect the following transactions all of which occurred after December 31, 2002.

         a)       The merger of Callisto and Synergy into Webtronics

         b) The conversion of Callisto preferred shares into Callisto common shares.

         c) The 475 to 1 common stock split of the pre-merger Webtronics common stock.

         d) The conversion of Synergy preferred shares Series A, B and C into Webtronics common shares.

         e) The cancellation of Synergy preferred shares Series D and receipt of $750,000 for in-process research and development.

         f)       The exercise of Synergy options and warrants.

         g) The conversion of Callisto common shares and Synergy common shares into Webtronics common shares.

The unaudited pro forma condensed balance sheet assumes all of the above transactions occurred as of December 31, 2002. The unaudited pro forma condensed statement of operations assumes all of the above transactions had occurred January 1, 2002.

These pro forma condensed financial statements should be read in conjunction with the Notes to Pro Forma Unaudited Condensed Financial Statements, and the financial statements of the separate companies and the related notes thereto.

The pro forma condensed financial statements are not necessarily indicative of what the actual financial position and results of operations would have been had the transactions occurred on January 2002 nor do they purport to represent the future financial condition or future operations of the Company.

                                WEBTRONICS, INC.
                          (A Development Stage Company)
                  PRO FORMA UNAUDITED CONDENSED BALANCE SHEETS
                                DECEMBER 31, 2002
                                     ASSETS


                                                                    Callisto        Synergy          Pro Forma
                                                   Webtronics    Pharmaceuticals Pharmaceuticals    Adjustments
                                                      Inc.            Inc.            Inc.             DB (CR)               Total
                                                   ----------    --------------  ---------------    -----------        ------------
Current assets:
      Cash and cash equivalents                    $    232       $2,223,462         $   187,884      (350,000) (B)    $  2,838,030
                                                                                                        26,452  (E)
                                                                                                       750,000  (C)

      Loan- officer                                                        -             411,715      (411,715) (H)
      Prepaid expenses and
        other current assets                                          28,456              96,726             -              125,182
                                                   --------       ----------         -----------    ----------         ------------

            Total current assets                        232        2,251,918             696,325        14,737            2,963,212

Property and equipment - net                              -           19,781             233,475                            253,256
Patent cost - net                                         -          461,961                   -                            461,961
Investment in subsidiary                                  -          400,000                   -      (400,000) (D)               -
                                                   --------       ----------         -----------    ----------         ------------

                                                   $    232       $3,133,660         $   929,800      (385,263)        $  3,678,429
                                                   ========       ==========         ===========    ==========         ============

     LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
      Accounts payable and
        accrued expenses                           $      -      $   443,266         $   417,323             -         $    860,589
      Bank loan payable                                                                  450,000       100,000  (L)
                                                                                                       350,000  (B)               -
                                                   --------      -----------         -----------    ----------         ------------

            Total current liabilities                                443,266             867,323       450,000              860,589
                                                   --------       ----------         -----------    ----------         ------------

Shareholders' equity:
      Preferred stock                                                    423               8,546           423  (A)
                                                                                                         2,238  (C)
                                                                                                         6,308  (F)

      Common stock                                      105            1,307               2,944          (423) (A)           2,348
                                                                                                        (2,645) (E)
                                                                                                          (440) (F)
                                                                                                         5,589  (F)
                                                                                                         1,732  (G)
                                                                                                        (1,732) (G)
                                                                                                           (26) (I)
                                                                                                           105  (J)
                                                                                                          (152) (K)

      Additional paid-in-capital                      2,720        9,753,631          29,560,570        (2,238) (C)      39,834,350
                                                                                                       400,000  (D)
                                                                                                      (750,000) (C)
                                                                                                       (11,457) (F)
                                                                                                       (29,974) (I)
                                                                                                       (23,807) (E)
                                                                                                          (105) (J)
                                                                                                           152  (K)
                                                                                                      (100,000) (L)
      Accumulated deficit
        accumulated during the
        development stage                            (2,593)      (7,064,967)        (29,509,583)       30,000  (I)
                                                                                                       411,715  (H)     (37,018,858)
                                                   --------       ----------         -----------    ----------         ------------

                                                        232        2,690,394              62,477       (64,737)           2,817,840
                                                   --------       ----------         -----------    ----------         ------------

                                                   $    232       $3,133,660         $   929,800    $  385,263         $  3,678,429
                                                   ========       ==========         ===========    ==========         ============

        See notes to pro forma unaudited condensed financial statements.

                                WEBTRONICS, INC.
                          (A Development Stage Company)

              PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2002


                                                                    Callisto        Synergy          Pro Forma
                                                   Webtronics    Pharmaceuticals Pharmaceuticals    Adjustments
                                                      Inc.            Inc.            Inc.             DB (CR)               Total
                                                   ----------    --------------  ---------------    -----------        ------------

Revenue                                           $       -       $         -      $    967,408     $               -   $   967,408

                                                                                                         475,000  (N)
                                                                                                         411,715  (P)
                                                                                                          30,000  (Q)
Operating expenses                                    2,153         1,364,249         1,843,854         (297,500) (M)     3,829,471
                                                  ---------       -----------      ------------       -----------       -----------

Net loss before other income (net)                   (2,153)       (1,364,249)         (876,446)          619,215        (2,862,063)

Other income (net)                                        -            21,009             1,857           (22,000)  (O)      44,866
                                                  ---------       -----------      ------------       -----------       -----------

Net loss                                          $  (2,153)      $(1,343,240)     $   (874,589)      $  (597,215)      $(2,817,197)
                                                  =========       ===========      ============       ===========       ===========

Net loss per share                                     0.00                                                                   (0.12)
                                                       ====                                                                   =====

Weighted average shares outstanding               1,054,500                                                              23,481,319
                                                  =========                                                              ==========


        See notes to pro forma unaudited condensed financial statements.

                                WEBTRONICS, INC.
                          (A Development Stage Company)

           NOTES TO PRO FORMA UNAUDITED CONDENSED FINANCIAL STATEMENTS

                                DECEMBER 31, 2002


The following transactions are reflected in the pro forma adjustment column of the balance sheet:

         A. To record the conversion of a total of 4,235,299 of Callisto preferred shares Series A, B, C into Callisto common shares at a ratio of one common share for one share of convertible preferred stock.

         B. To record payment by Synergy of $350,000 of the bridge loan of $450,000.

         C. To record the cancellation of Synergy's 2,238,363 preferred shares .001 par value Series D and the receipt of $750,000 for in process research and development.

         D. To record the initial investment of $400,000 by Callisto for 99.7% of Webtronics stock as a reduction in paid-in-capital as a result of the merger.

         E. To record the estimated exercise of 1,340,000 Synergy options and 1,305,238 warrants at $.01 per share into common shares of Synergy and the resulting receipt of $26,452 by Synergy.

         F. To record the conversion of Synergys' preferred shares Series A, B and C and common shares into common shares of Webtronics.

         G. To record the conversion of Callisto 17,318,994 common shares into 17,318,994 shares of Webtronics.

         H. To record the forgiveness of amount due Synergy from an officer.

         I. To record brokerage fee paid by the issuance of 263,741 shares of common stock of Webtronics and valued at $30,000.

         J. To cancel par value of Callisto's shares of Webtronics common stock purchased in March 2002.

         K. To record the 475 to one split of shares held by original Webtronics common shareholders.

         L. To record the conversion of $100,000 of Synergy bridge loan into common stock.


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


                                WEBTRONICS, INC.
                          (A Development Stage Company)

           NOTES TO PRO FORMA UNAUDITED CONDENSED FINANCIAL STATEMENTS

                                DECEMBER 31, 2002

The following transactions are reflected in the pro forma adjustment column of the statement of operations:

         M. To eliminate officers' compensation recorded in 2002 by Callisto for officers who have resigned.

         N. To record annual officers' compensation agreements entered into in 2003.

         O. To eliminate interest expense on $450,000 bridge loan paid in 2003.

         P. To record $411,715 forgiveness of debt of officers loan in 2003.

         Q.       To record $30,000 brokerage fee regarding Synergy merger.



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